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                                                                      Exhibit 21
                                                                      ----------

                                 Subsidiaries of
                           Lexmark International, Inc.


SUBSIDIARIES                                                         STATE OR COUNTRY OF INCORPORATION
------------                                                         ----------------------------------
Lexmark Asia Pacific Corporation, Inc.                               Delaware
Lexmark Receivables Corporation                                      Delaware
Lexington Tooling Company                                            Delaware
Lexmark Mexico Holding Company, Inc.                                 Delaware
Lexmark International De Argentina, Inc.                             Delaware
Lexmark International De Mexico, Inc.                                Delaware
Lexmark International Trading Corporation                            Delaware
Lexmark Europe Trading Corporation, Inc.                             Delaware
Lexmark Europe Holding Company, I, L.L.C.                            Delaware
Lexmark Europe Holding Company, II, L.L.C.                           Delaware
Lexmark Espana, L.L.C.                                               Delaware
Lexmark Nordic, L.L.C.                                               Delaware
Lexmark Canada, Inc.                                                 Canada
Lexmark International, K.K.                                          Japan
Lexmark Handelsgesellschaft m.b.H.                                   Austria
Lexmark International, S.A.                                          Belgium
Lexmark Europe S.A.R.L.                                              France
Lexmark International (Australia) PTY Limited                        Australia
Lexmark International S.r.l.                                         Italy
Lexmark International (Portugal) Servicos de
  Assistencia e Marketing, Unipessoal, Limitada                      Portugal
Lexmark (Schweiz) AG                                                 Switzerland
Lexmark International Limited                                        UK
Lexmark International Technology, S.A.                               Switzerland
Lexmark Deutschland GmbH                                             Germany
Lexmark Solution Services (Australia) PTY Limited                    Australia
Solution Services Europe GmbH                                        Germany
Lexmark International (Scotland) Limited                             Scotland
Lexmark International (Czech) s.r.o.                                 Czech Republic
Lexmark International (Philippines), Inc.                            Philippines
Lexmark International Financial Services Company Limited             Ireland
Lexmark International (Singapore) PTE Limited                        Singapore
Lexmark International (China) Limited                                Peoples' Republic of China
Lexmark International (Korea), Inc.                                  Korea
Lexmark Internacional, S.A. De C.V.                                  Mexico
Lexmark International de Uruguay S.A.                                Uruguay
Lexmark International Hungaria Kft                                   Hungary
Lexmark International Service & Support Center Limited               Ireland
Lexmark International (India) Private Limited                        India
Lexmark Printer (Shenzhen) Company Limited                           Peoples' Republic of China


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
SUBSIDIARIES                                                         STATE OR COUNTRY OF INCORPORATION
------------                                                         ----------------------------------
Lexmark International South Africa (Pty) Limited                     South Africa
Tech-nique Corporate Services (Pty) Limited                          South Africa
Lexmark International Logistics, BV                                  Netherlands
Lexmark Internacional Servicios, S. de R.L. de C. V.                 Mexico
Lexmark Research & Development Corp.                                 Philippines
Lexmark International S.A.S.                                         France
Lexmark International SCI                                            France
Lexmark Espana L.L.C. & Cia S.R.C.                                   Spain
Lexmark International Do Brasil Limitada                             Brazil
Lexmark International B.V.                                           Netherlands
Lexmark Foreign Sales Corporation                                    Barbados
Lexmark de Peru, SRL                                                 Peru
Lexmark International de Chile Limitada                              Chile
Venture Computer Company (Pty) Limited                               South Africa
Lexmark International Manufacturing B.V.                             Netherlands
Lexmark International Polska Sp.Zo.o                                 France
Societe Printmark S.A.                                               France
Lexmark International Puerto Rico                                    Puerto Rico